Exhibit 99.2

Sealed Air Corporation
200 Riverfront Boulevard
Elmwood Park, NJ 07407
Investor Contact:	Media Contact:
Lori Chaitman	Ken Aurichio
201-703-4161	201-703-4164

For release: November 24, 2014

SEALED AIR ANNOUNCES EXTENSION OF CONSENT SOLICITATION WITH RESPECT TO

8.375% SENIOR NOTES DUE 2021

ELMWOOD PARK, N.J., Monday, November 24, 2014 – Sealed Air Corporation (“Sealed Air” or the “Company”) (NYSE: SEE) today announced that it has extended until 5:00 p.m., New York City time, on November 28, 2014 (such date and time, the “New Expiration Date”), its previously announced solicitation of consents (“Consent Solicitation”) from holders of its 8.375% senior notes due 2021 (the “Notes”) to the proposed amendments to the related indenture. Consents with respect to the Notes may be revoked at any time prior to the earlier of (i) the New Expiration Date and (ii) the time at which the requisite consents for the Notes have been received. The Consent Solicitation had previously been scheduled to expire on November 21, 2014.

Holders who have previously delivered consents do not need to redeliver such consents or take any other action in response to this announcement in order to consent or receive the consent payment upon the successful conclusion of the Consent Solicitation.

This press release is for informational purposes only and is not a solicitation of consents with respect to the Notes. The Consent Solicitation is being made solely by the Consent Solicitation Statement dated November 7, 2014 (the “Consent Solicitation Statement”) and the related consent form, which set forth the complete terms of the Consent Solicitation. Holders are referred to the Consent Solicitation Statement and the related consent form for detailed terms and conditions of the Consent Solicitation, all of which remain unchanged except as set forth in this press release.

Questions concerning the terms of the Consent Solicitation should be directed to J.P. Morgan Securities LLC by calling (800) 245-8812 (U.S. toll-free) or (212) 270-1200 (collect) and Morgan Stanley & Co. LLC at (800) 624-1808 (U.S. toll free) or (212) 761-1057 (collect). Requests for assistance in completing and delivering a consent form or requests for additional copies of the Consent Solicitation Statement and the related consent form should be directed to Global Bondholder Services Corporation, by calling (866) 924-2200 (U.S. toll-free) or (212) 430 3774 (banks and brokers) or in writing at 65 Broadway – Suite 404, New York, NY 10006.

The Consent Solicitation is not being made to, and a consent form will not be accepted from or on behalf of, a holder in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of the Company by J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or one or more registered brokers or dealers that are appropriately licensed under the laws of such jurisdiction.

Business

Sealed Air creates a world that feels, tastes and works better. In 2013, Sealed Air generated revenue of approximately $7.7 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, ensures a safer and less wasteful food supply chain, protects valuable goods shipped around the world and improves health through clean environments. Sealed Air has approximately 25,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. These statements include comments as to future events that may affect Sealed Air, which are based upon management’s current expectations and are subject to uncertainties, many of which are outside Sealed Air’s control. Forward-looking statements can be identified by such words as “anticipates,” “expects,” “believes,” “plan,” “could,” “estimate,” “will” and similar expressions. A variety of factors may cause actual results to differ materially from these expectations, including economic conditions affecting packaging utilization, changes in raw material costs, currency translation effects, and legal proceedings. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as may be revised and updated from time to time by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. These reports are available on the Securities and Exchange Commission’s website at www.sec.gov or our Investor Relations home page at http://ir.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release. Sealed Air does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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